Exhibit 3.3

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CVD EQUIPMENT CORPORATION

Under Section 805 of the

Business Corporation Law

We, the undersigned, President and Secretary, respectively of CVD Equipment Corporation, a Corporation organized under the laws of the State of New York, hereby certify that:

(1) The name of the Corporation is CVD Equipment Corporation.

(2) The Certificate of Incorporation was filed by the Department of State on the 13th day of October, 1982, and a Certificate of Amendment was filed on July 10, 1985.

(3) The Certificate of Incorporation of this Corporation is hereby further amended to change certain of the rights and privileges of the Class A Preferred Stock and Class B Preferred Stock.

Paragraph “FOURTH” of the Certificate of Incorporation of this Corporation, which now reads as follows:

FOURTH: (a) The Corporation is authorized to three classes of stock to be designated respectively “Common, “Class A Preferred,” and “Class B Preferred.” The aggregate number of Shares, which the Corporation shall have authority to issue is Ten Million Seven Hundred Fifty (10,000,750), which are divided into Ten Million (10,000,000) Shares of Common Stock with a par value of One Cent ($.0l) each, Five Hundred (500) Shares of Class A Preferred Stock with a par value of One Cent ($.0l) each, and Two Hundred Fifty (250) Shares of Class B Preferred Stock with a par value of One Cent ($.0l) each.

(b) Class A Preferred Stock shall be entitled to the rights, interests, preferences, limitations and restrictions hereinafter set forth:

(1) Each Share of Class A Preferred Stock shall be entitled to One Thousand (1,000) votes on each matter coming before the holders of the Common Stock of the Corporation.

(2) Each Share of Class A Preferred Stock is convertible, at the option of the holder thereof, into One Thousand (1,000) Shares of the Corporation’s Common Stock if the Corporation’s income before provision for taxes and exclusive of any capital gains or losses and of depreciation of any building to be owned by the Corporation (“Pre-Tax Profit”), as audited by the Corporation’s independent public accountants, is equal to or greater than $1,800,000 for the year ending December 31, 1986 or $3,000,000 for the year ending December 31, 1987. In no event will any Shares of Class A Preferred Stock be convertible subsequent to June 30, 1988.

(3) No dividends may be declared on the Class A Preferred Stock.

(4) In the event of any voluntary or involuntary, complete or partial liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holder of Common Shares of the Corporation, each holder of a Share of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation or proceeds thereof a preferential payment in an amount equal to $.01 per share.

(5) The Corporation will, on July 2, 1990, redeem for One Cent ($.0l) per Share all then outstanding Shares of Class A Preferred Stock. All such Stock which is redeemed shall be cancelled and may not be reissued.

(c) Class B Preferred Stock shall be entitled to the rights, interests, preferences, limitations and restrictions hereinafter set forth:

(1) Holders of Class B Preferred Stock shall have no voting rights on any matter, except to the extent required by law.

(2) Each Share of Class B Preferred Stock is convertible, at the option of the holder thereof, into One Thousand (1,000) Shares of the Corporation’s Common Stock if the Corporation’s Pre-Tax Profit (as determined in the case of Class A Preferred Stock) is equal to or greater than $1,800,000 for the year ending December 31, 1986 and $3,000,000 for the year ending December 31, 1987. In no event will any Shares of Class B Preferred Stock be converted subsequent to June 30, 1988.

(3) No dividends may be declared on the Class B Preferred Stock.

(4) In the event of any voluntary or involuntary, complete or partial liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of Common Shares of the Corporation, each holder of a share of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation or the proceeds thereof a preferential payment in an amount equal to $.0l per Share.

(5) The Corporation will, on July 1, 1988, redeem for One Cent ($.0l) per Share all then outstanding Shares of Class A Preferred Stock. All such Stock which is redeemed shall be cancelled and may not: be reissued.

(d) Each of the One Hundred (100) presently issued and Outstanding Shares of no par value Common Stock of the Corporation is hereby changed, effective upon the surrender to the Corporation of the Certificate for such Shares, into Fifteen Thousand (15,000) Shares of One Cent par value Common Stock of the Corporation, Five (5) Shares of One Cent par value Class A Preferred Stock, and Two and One-Half (21/2) Shares of One Cent par value Class B Preferred Stock.

Is hereby amended to read as follows:

FOURTH: (a) The Corporation is authorized to issue three classes of stock to be designated respectively “Common,” “Class A Preferred,” and “Class B Preferred.” The aggregate number of Shares which the Corporation shall have authority to issue is Ten Million Seven Hundred Fifty (10,000,750), which are divided into Ten Million (10,000,000) Shares of Common Stock with a par value of One Cent ($.0l) each, Five Hundred (500) Shares of Class A Preferred Stock with a par value of One Cent ($.0l) each, and Two Hundred Fifty (250) Shares of Class B Preferred Stock with a par value of One Cent ($.0l) each.

(b) Class A Preferred Stock shall be entitled to the rights, interests, preferences, limitations and restrictions hereinafter set forth.

(1) Each Share of Class A Preferred Stock shall be entitled to Three Thousand (3,000) votes on each matter coming before the holders of the Common Stock of the Corporation.

(2) Each Share of Class A Preferred Stock is convertible, at the option of the holder thereof, into One Thousand (1,000) Shares of the Corporation’s Common Stock if the Corporation’s income before provision for taxes and exclusive of any capital gains or losses and of depreciation of any building to be owned by the Corporation (“Pre-Tax Profit”), as audited by the Corporation’s independent public accountants, is equal to or greater than $1,500,000 for the year ending December 31, 1986 or $3,000,000 for the year ending December 31, 1987. In no event will any Shares of Class A Preferred Stock be convertible subsequent to June 30, 1988.

(3) No dividends may be declared on the Class A Preferred Stock.

(4) In the event of any voluntary or involuntary complete or partial liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of Common Shares of the Corporation, each holder of a Share of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation or the proceeds thereof a preferential payment in an amount equal to $.0l per Share.

(5) The Corporation will, on July 2, 1990, redeem for One Cent ($.01) per Share all then outstanding Shares of Class A Preferred Stock. All such Stock which is redeemed shall be cancelled and may not be reissued.

(c) Class B Preferred Stock shall be entitled to the rights, interests, preferences, limitations and restrictions hereinafter set forth:

(1) Holders of Class B Preferred Stock shall have no voting rights on any matter, except to the extent required by law.

(2) Each Share of Class B Preferred Stock is convertible at the Option of the holder thereof, into One Thousand (1,000) Shares of the Corporation’s Common Stock if the Corporation’s Pre-Tax Profit (as determined in the case of Class A Preferred Stock) is equal to or greater than $1,500,000 for the year ending December 31, 1986 and $3,000,000 for the year ending December 31, 1987. In no event will any Shares of Class B Preferred Stock be converted subsequent to June 30, 1988.

(3) No dividends may be declared on the Class B Preferred Stock.

(4) In the event of any voluntary or involuntary, complete or partial liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of Common Shares of the Corporation, each holder of a share of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation or the proceeds thereof a preferential payment in the amount equal to $.0l per Share.

(5) The Corporation will, on July 1, 1988, redeem for One Cent ($.0l) per Share all then outstanding Shares of Class B Preferred Stock. All such Stock which is redeemed shall be cancelled any may not be reissued.

(d) Each of the One Hundred (100) presently issued and outstanding Shares of no par value Common Stock of the Corporation is hereby changed, effective upon the surrender to the Corporation of the Certificate for such Shares, into Fifteen Thousand (15,000) Shares of One Cent par value Common Stock of the Corporation, Five (5) Shares of One Cent par value Class A Preferred Stock, and Two and One-Half (21/2) Shares of One Cent par value Class B Preferred Stock.

(4) The amendment to the Certificate of Incorporation was authorized at a meeting of the Shareholders by the majority vote of all the outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, this Certificate has been subscribed this 12th day of August, 1985 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

LEONARD A. ROSENBAUM	President	/s/ LEONARD A. ROSENBAUM

MARY ANN CULLEN	Secretary	/s/ MARY ANN CULLEN